UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2017

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 228-2200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02     Unregistered Sales of Equity Securities.

On September 29, 2017, Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our” or “us”) issued to each of 125 separate investors 134 Class S shares of common stock. The Company issued such shares for an aggregate purchase price of $125,457.50, or $7.49 per share. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

The equity securities described above were offered through H&L Equities, LLC, a registered broker dealer and an affiliate of REIT Funding, LLC. With respect to these equity securities, we paid a fee of approximately $10,176 to REIT Funding, LLC (and reimbursed REIT Funding, LLC for certain expenses). From this fee, REIT Funding, LLC paid a brokerage commission of approximately $6,273 to H&L Equities, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
October 5, 2017
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Managing Director, Chief Financial Officer and Treasurer